Exhibit 99.1

Two Leading Proxy Advisory Firms Recommend Yongye International Stockholders Vote "FOR" the Amended Proposed Go-Private Transaction at $7.10 per Share in Cash

BEIJING, May 27, 2014 — The Special Committee of the Board of Directors of Yongye International, Inc. (the "Company", NASDAQ: YONG) today announced that Institutional Shareholder Services Inc. ("ISS") and Glass Lewis & Co., LLC ("Glass Lewis"), two leading independent proxy advisory firms, have recommended that the Company's stockholders vote FOR the amended proposed merger transaction for $7.10 per share in cash, as contemplated in the Agreement and Plan of Merger, dated as of September 23, 2013, as amended on April 9, 2014 (as so amended, the "Amended Merger Agreement"), among the Company, Full Alliance International Limited, Yongye International Limited ("Parent") and Yongye International Merger Sub Limited ("Merger Sub").

The Special Committee issued the following statement:

“We are very pleased that two leading independent proxy advisory firms have independently evaluated the amended proposed transaction, and recommended, as we have, that the Company's stockholders vote for the amended proposal to approve the go-private transaction.”

ISS summarized its recommendation as follows:

“The bid also appeared to offer a meaningful and substantial premium over the Company's unaffected price in October 2012 and over the Company's stock price over the prior three years. Though the bid was public, the stock traded at a discount to the initial bid for a substantial period of time, which may indicate that investors had priced in uncertainty that the transaction would be completed at the price. In light of the meaningful premium and relatively thorough auction process, ISS recommended that shareholders approve the initial offer on February 3, 2014.”

“In the vote solicitation for the special meeting, the majority of disinterested shares voted did, apparently, support the transaction – yet the will of that majority appears to have been thwarted simply by the large number of non-votes. As the revised ’disinterested vote’ standard continues to give disinterested shareholders the final say in the transaction, however – and disinterested shareholders who oppose the transaction continue to have the same rights and responsibilities of ownership as those who support the transaction, as they do – the question at Yongye may come down to whether shareholders believe that active, engaged participation in corporate governance – especially the act of voting one's shares – is no more meaningful than non-participation. On that basis, in this transaction, the board's decision to modify this incremental voting standard appears to be in the best interest of shareholders, particularly given that the board negotiated a higher premium with the consortium in the process.”

“Support for the acquisition is warranted in light of the substantial premium over the unaffected price, the relatively thorough negotiation process, and the meaningful downside risk to which shareholders are exposed if the merger is not approved.”

Any stockholders with questions should contact the Company's proxy solicitor, MacKenzie Partners, at (800) 322-2885 (toll-free in North America) or collect at +1 (212) 929-5500.

Additional Information and Where to Find it

This communication is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This communication is also not a substitute for any proxy statement or other filings that may be made with the SEC with respect to the go-private transaction.

In connection with the Special Meeting of stockholders to be held to approve the Amended Merger Agreement, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on May 2, 2014, and has mailed the definitive proxy statement to its stockholders. In addition, certain participants in the proposed transaction have mailed to the Company's stockholders a Schedule 13E-3 transaction statement. These documents have been filed with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT PARENT, THE COMPANY, THE MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also are able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, these documents can be obtained, without charge, by contacting the Company at Yongye International, Inc., 6th Floor, Suite 608, Xue Yuan International Tower, No. 1 Zhichun Road, Haidian District, Beijing, PRC, telephone: +86 10 8231 8866. E-mail: ir@yongyeintl.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger which have been filed with the SEC. Additional information regarding the interests of such potential participants is included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2013. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Rain Xia

Phone: +86-10-8231-9608

E-mail: ir@yongyeintl.com

FTI Consulting

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

Ms. May Shen (China Contact)
Phone: +86-10-8591-1951
E-mail: may.shen@fticonsulting.com